THIS IS NOT A LETTER OF TRANSMITTAL. THIS GREEN NOTICE OF GUARANTEED DELIVERY IS FOR USE IN ACCEPTING THE OFFER BY LIBERTY SILVER CORP. FOR ALL OUTSTANDING COMMON SHARES OF SENNEN RESOURCES LTD.

NOTICE OF GUARANTEED DELIVERY

For Deposit of Common Shares

of

SENNEN RESOURCES LTD.

under the Offer dated July 16, 2012

made by

LIBERTY SILVER CORP.

USE THIS GREEN NOTICE OF GUARANTEED DELIVERY ONLY IF YOU WISH TO ACCEPT THE OFFER AND EITHER:

1.

YOUR SENNEN SHARE CERTIFICATE(S) ARE NOT IMMEDIATELY AVAILABLE, OR

2.

YOU CANNOT COMPLETE THE PROCEDURE FOR BOOK-ENTRY TRANSFER OF YOUR SENNEN SHARES ON A TIMELY BASIS, OR

3.

YOU ARE NOT ABLE TO DELIVER YOUR SENNEN SHARE CERTIFICATE(S) ALONG WITH ALL OTHER REQUIRED DOCUMENTS TO THE DEPOSITARY AT OR PRIOR TO THE EXPIRY TIME.

THE OFFER WILL BE OPEN FOR ACCEPTANCE UNTIL 11:59 P.M. (EASTERN TIME)
ON AUGUST 21, 2012, UNLESS THE OFFER IS EXTENDED OR WITHDRAWN.

This Notice of Guaranteed Delivery must be used to accept the offer dated July 16, 2012 (the “Offer”) made by Liberty Silver Corp. (“Liberty Silver”) to purchase all of the issued and outstanding common shares of Sennen Resources Ltd. (“Sennen”), including common shares of Sennen that may become issued and outstanding after the date of the Offer but before the Expiry Time upon the conversion, exchange or exercise of options, warrants or other securities of Sennen that are convertible into or exchangeable or exercisable for common shares (collectively, the “Sennen Shares”), on the basis of 0.28 of a common share of Liberty Silver (each whole common share, a “Liberty Silver Share”) for each Sennen Share, if certificate(s) representing the Sennen Shares to be deposited are not immediately available or if the holder of Sennen Shares (the “Sennen Shareholder”) is not able to deliver the certificate(s) and all other required documents to Kingsdale Shareholder Services Inc., the depositary for the Offer (the “Depositary”), at its principal office in Toronto, Ontario, at or prior to the Expiry Time.

The terms and conditions of the Offer are incorporated by reference in this Notice of Guaranteed Delivery. Certain terms used but not defined in this Notice of Guaranteed Delivery are defined in the Glossary to the Offer and Circular and have the respective meanings ascribed thereto in the Glossary.

WHEN AND HOW TO USE THIS NOTICE OF GUARANTEED DELIVERY

If a Sennen Shareholder wishes to deposit Sennen Shares under the Offer and either: (i) the certificate(s) representing the Sennen Shares are not immediately available, or (ii) such certificate(s) and all other required documents cannot be delivered to the Depositary at its office in Toronto, Ontario, at or prior to the Expiry Time, those Sennen Shares may nevertheless be deposited under the Offer, provided that all of the following conditions are met:

(a)

the deposit is made only at the principal office of the Depositary in Toronto, Ontario, as set out in this Notice of Guaranteed Delivery, by or through an Eligible Institution (as defined below);

(b)

this Notice of Guaranteed Delivery, properly completed and duly executed, including a guarantee to deliver by an Eligible Institution in the form set out below, is received by the Depositary at or prior to the Expiry Time at its principal office in Toronto, Ontario, as set out in this Notice of Guaranteed Delivery; and

(c)

the certificate(s) representing all deposited Sennen Shares, in proper form of transfer, together with a properly completed and duly signed Letter of Transmittal, relating to such deposited Sennen Shares, with signatures guaranteed if so required in accordance with the Letter of Transmittal, and all other documents required by such Letter of Transmittal, are received by the Depositary at its principal office in Toronto, Ontario, as set out in the Letter of Transmittal, at or prior to 5:00 p.m. (Eastern time) on the third trading day on the Toronto Stock Exchange (“TSX”) after the Expiry Date.

This Notice of Guaranteed Delivery must be delivered by hand or courier or mailed to the Depositary at its office in Toronto, Ontario, as set out in this Notice of Guaranteed Delivery, and must include a signature guarantee by an Eligible Institution in the form set out in this Notice of Guaranteed Delivery. If Notice of Guaranteed Delivery is sent by PTOP, a message transmitted through electronic means by DTC in accordance with the usual procedures of DTC and the Depositary; provided, however, that if the notice is sent by DTC through such electronic means, it must state that DTC has received an express acknowledgement from the participant in DTC on whose behalf the Notice of Guaranteed Delivery is given that such participant has received and agrees to become bound by the Notice of Guaranteed Delivery. If the Notice of Guaranteed Delivery and the Letter of Transmittal and accompanying Sennen Share certificate(s) with all other required documents is provided to any office other than the principal Toronto, Ontario, office of the Depositary, this will not constitute delivery for purposes of satisfying a guaranteed delivery.

An “Eligible Institution” means a Canadian Schedule I chartered bank, a major trust company in Canada, a member of the Securities Transfer Association Medallion Program (STAMP), a member of the Stock Exchange Medallion Program (SEMP) or a member of the New York Stock Exchange, Inc. Medallion Signature Program (MSP). Members of the above programs are typically members of a recognized stock exchange in Canada or the United States, members of the Investment Industry Regulatory Organization of Canada, members of the Financial Industry Regulatory Authority or banks and trust companies in the United States.

The undersigned understands and acknowledges that payment for Sennen Shares deposited and taken up by Liberty Silver under the Offer will be made only if the Depositary receives the certificate(s) representing the Sennen Shares, a Letter of Transmittal, properly completed and executed, covering such Sennen Shares, with the signature(s) guaranteed, if so required, in accordance with the instructions set out in the Letter of Transmittal, and all other documents required by the Letter of Transmittal before 5:00 p.m. (Eastern time) on the third trading day on the TSX after the Expiry Date. The undersigned also understands and acknowledges that under no circumstances will any interest accrue, or any amount be paid by Liberty Silver or the Depositary, to persons depositing Sennen Shares by reason of any delay in the making of payments for Sennen Shares to any person on account of Sennen Shares accepted for payment under the Offer. For greater certainty, the consideration for the Sennen Shares tendered pursuant to the guaranteed delivery procedures will be the same as that for the Sennen Shares delivered to the Depositary before the Expiry Time, even if the certificate(s) representing all of the deposited Sennen Shares to be delivered pursuant to the guaranteed delivery procedures set forth in Section 5 of the Offer, “Manner of Acceptance — Procedure for Guaranteed Delivery”, are not so delivered to the Depositary and, therefore, payment by the Depositary on account of such Sennen Shares is not made until after the take up and payment for the Sennen Shares under the Offer.

All authority conferred or agreed to be conferred by this Notice of Guaranteed Delivery is, to the extent permitted by applicable laws, irrevocable, may be exercised during any subsequent legal incapacity of the undersigned and shall, to the extent permitted by applicable laws, survive the death or incapacity, bankruptcy or insolvency of the undersigned. All obligations of the undersigned under this Notice of Guaranteed Delivery shall be binding upon the heirs, executors, administrators, attorneys, personal representatives, successors and assigns of the undersigned.

Sennen Shareholders should contact the Depositary and Information Agent or their broker, dealer, commercial bank, trust company or other nominee for assistance in accepting the Offer and in depositing Sennen Shares with the Depositary. Contact details for the Depositary and Information Agent are provided at the end of this Notice of Guaranteed Delivery.

TO:

LIBERTY SILVER CORP.

AND TO:

KINGSDALE SHAREHOLDER SERVICES INC., as Depositary

By Mail:	By Registered Mail, By Hand or By Courier:	By Facsimile:
The Exchange Tower 130 King Street West, Suite 2950, P.O. Box 361 Toronto, Ontario M5X 1E2	The Exchange Tower 130 King Street West, Suite 2950, Toronto, Ontario M5X 1E2	(416) 867-2271 1 (866) 545-5580

THIS NOTICE OF GUARANTEED DELIVERY MUST BE DELIVERED BY HAND OR COURIER OR TRANSMITTED BY FACSIMILE OR MAILED TO THE DEPOSITARY AT ITS PRINCIPAL OFFICE IN TORONTO, ONTARIO, AS SET OUT IN THIS NOTICE OF GUARANTEED DELIVERY, AND MUST INCLUDE A SIGNATURE GUARANTEE BY AN ELIGIBLE INSTITUTION IN THE FORM SET OUT IN THIS NOTICE OF GUARANTEED DELIVERY.

TO CONSTITUTE DELIVERY FOR THE PURPOSE OF SATISFYING GUARANTEED DELIVERY, UPON RECEIPT OF THE CERTIFICATES TO WHICH THIS NOTICE OF GUARANTEED DELIVERY APPLIES, THE LETTER OF TRANSMITTAL, ACCOMPANYING CERTIFICATE(S) AND ALL OTHER REQUIRED DOCUMENTS MUST BE DELIVERED TO THE SAME OFFICE OF THE DEPOSITARY IN TORONTO, ONTARIO WHERE THIS NOTICE OF GUARANTEED DELIVERY IS DELIVERED.

DELIVERY OF THIS NOTICE OF GUARANTEED DELIVERY AND THE LETTER OF TRANSMITTAL TO ANY ADDRESS OTHER THAN AS SET OUT ABOVE WILL NOT CONSTITUTE A VALID DELIVERY FOR THE PURPOSES OF SATISFYING A GUARANTEED DELIVERY.

THIS NOTICE OF GUARANTEED DELIVERY IS NOT TO BE USED TO GUARANTEE SIGNATURES ON THE LETTER OF TRANSMITTAL. IF A SIGNATURE ON THE LETTER OF TRANSMITTAL IS REQUIRED TO BE GUARANTEED BY AN ELIGIBLE INSTITUTION, SUCH SIGNATURE MUST APPEAR IN THE APPLICABLE SPACE IN THE LETTER OF TRANSMITTAL.

DO NOT SEND CERTIFICATES REPRESENTING SENNEN SHARES WITH THIS NOTICE OF GUARANTEED DELIVERY. CERTIFICATES FOR SENNEN SHARES MUST BE SENT WITH YOUR LETTER OF TRANSMITTAL.

Upon the terms and subject to the conditions set forth in the Offer and Circular and the Letter of Transmittal pursuant to the guaranteed delivery procedure set forth in Section 5 of the Offer, “Manner of Acceptance - Procedure for Guaranteed Delivery”, the undersigned hereby deposits with Liberty Silver the Sennen Shares listed below, whose receipt is hereby acknowledged:

BOX 1
SENNEN SHARES* (Please print or type. If space is insufficient, please attach a list to this Notice of Guaranteed Delivery in the form below.)
Certificate Number(s) (if available)	Name(s) in which Registered (please print and fill in exactly as name(s) appear(s) on certificate(s))	Number of Sennen Shares Represented by Certificate	Number of Sennen Shares Deposited*

TOTAL:
* Unless otherwise indicated, the total number of Sennen Shares evidenced by all certificates delivered will be deemed to have been deposited.

SHAREHOLDER SIGNATURE(S) By signing below, the Sennen Shareholder expressly agrees to the terms and conditions set forth above.

Signature guaranteed by:	Dated:

Authorized Signature of Guarantor		Signature of Sennen Shareholder or Authorized Representative

Name of Guarantor (please print or type)		Name of Sennen Shareholder or Authorized Representative (please print or type)

Address of Guarantor (please print or type)		Daytime telephone number and facsimile number of Sennen Shareholder or Authorized Representative

Tax Identification Number, Social Insurance Number or Social Security Number

GUARANTEE OF DELIVERY (Not to be used for signature guarantee)

The undersigned, a Canadian Schedule I chartered bank, a major trust company in Canada, a member of the Securities Transfer Association Medallion Program (STAMP), a member of the Stock Exchange Medallion Program (SEMP) or a member of the New York Stock Exchange Inc. Medallion Signature Program (MSP) (each, an “Eligible Institution”) guarantees delivery to the Depositary, at its address set forth herein, of the certificate(s) representing the Sennen Shares deposited hereby, in proper form for transfer, together with delivery of a properly completed and executed Letter of Transmittal, and all other documents required by the Letter of Transmittal, all at or prior to 5:00 p.m. (Eastern time) on the third trading day on the TSX after the Expiry Date.

Failure to comply with the foregoing could result in a financial loss to such Eligible Institution.

Name of Firm		Authorized Signature

Address of Firm		Name

Title

Postal / Zip Code		Date

Area Code and Telephone Number

The Depositary & Information Agent for the Offer is:

By Mail	By Registered, by Hand or by Courier
The Exchange Tower 130 King Street West, Suite 2950, P.O. Box 361 Toronto, Ontario M5X 1E2	The Exchange Tower 130 King Street West, Suite 2950, Toronto, Ontario M5X 1E2

North American Toll Free Phone:

1-866-581-0512

E-mail: contactus@kingsdaleshareholder.com

Facsimile: 416-867-2271

Toll Free Facsimile: 1-866-545-5580

Outside North America, Banks and Brokers Call Collect: 416-867-2272

Any questions and requests for assistance may be directed by holders of Sennen Shares to the Depositary and Information Agent at the numbers and coordinates set out above. Sennen Shareholders may also contact their broker, dealer, commercial bank, trust company or other nominee for assistance concerning the Offer.